EXHIBIT 10.28

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

MANUFACTURING AND SUPPLY

AGREEMENT

[AMO LOGO APPEARS HERE]

&

Nicholas Piramal India Limited

TABLE OF CONTENTS

1.		DEFINITIONS	1

2.		MANUFACTURE AND SALE OF PRODUCTS	4
	2.1.	Manufacture of Products .	4
	2.2.	Manufacturing Standards.	4
	2.3.	AMO Engineering Change Orders	4
	2.4.	Supplier Engineering Change Proposals	5
	2.5.	Tooling and Equipment	5
	2.6.	Location of Supplier Facilities	6
	2.7.	Vendors.	6
	2.8.	Discontinued Material	6
	2.9	Trade Mark	5

3.		ORDERS, MATERIAL PROCUREMENT AND FORECASTS	6
	3.1.	Purchase Orders	6
	3.2.	Acceptance of Purchase Orders	6
	3.3.	Delivery Address and Shipment Date Changes	6
	3.4.	Order Quantity Increases/Decrease	7
	3.5.	Configuration Mix Changes	7
	3.6.	Cancellation of Purchase Orders	8
	3.7.	Cancellation Liability	8
	3.8.	Material Procurement	9
	3.9.	Forecasts	10

4.		TESTING, RECORDS AND INSPECTION	10
	4.1.	Quality Control Tests	10
	4.2.	Root Cause Analysis	10
	4.3.	Records	10
	4.4.	Inspection of Facilities and Records	10
	4.5.	Right of Rejection and Revocation	11

5.		SHIPMENT OF PRODUCTS	11
	5.1.	Shipment	11
	5.2.	On Time Shipment	11
	5.3.	Early Shipment	11
	5.4.	Delayed Shipment	11

6.		PRICE AND TERMS OF PAYMENT	12
	6.1.	Price	12
	6.2.	Cost Reductions	12
	6.3.	Meeting Competition	12
	6.4	Most Favored Customer	11
	6.5.	Invoices	13
	6.6.	Payment	13

i

	6.7	Exchange Rate Fluctuations	11

7.		WARRANTY AND TECHNICAL SUPPORT	13
	7.1.	Product Warranty	13
	7.2.	Inspection Period/Defective Product	14
	7.3.	Replacement of Defective Products	14
	7.4	RMA Procedure	12
	7.5.	Root Cause Analysis	14
	7.6.	Technical Support	15

8.		TERM AND TERMINATION	15
	8.1.	Term	13
	8.2.	Termination for Breach	15
	8.3.	Termination for Insolvency	15
	8.4.	Effect of Expiration or Termination	15
	8.5.	Right to Purchase	15
	8.6.	Duty to Manufacture	16
	8.7.	Return of Confidential Information	16
	8.8.	Survival	16

9.		SUPPLIER REPRESENTATIONS AND WARRANTIES	16
	9.1.	General Representations	16
	9.2.	Quality Management System Certifications.	16
	9.3.	Legal and Regulatory Compliance.	16
	9.4	AMO	16

10.		REGULATORY	17
	10.1.	Government Approvals	17
	10.2.	Regulatory Inquires	17
	10.3.	Regulatory Inspections	17
	10.4.	Product Complaints / Reports	17
	10.5.	Recalls.	15

11.		PROPRIETARY RIGHTS	18
	11.1.	AMO Technology	18
	11.2.	Assistance	18
	11.3.	Supplier Technology	18

12.		CONFIDENTIALITY	19
	12.1.	Confidential Information.	19
	12.2.	Restrictions on Use and Disclosure of Confidential Information	19
	12.3.	Exclusions	19

13.		INDEMNIFICATION	20
	13.1.	General Indemnity by the Supplier	20
	13.2.	General Indemnity by AMO	20
	13.3	Inetellectual Property Indemnity by AMO	18

ii

	13.4	Intellectual Property Indemnity by Supplier	18
14.		GENERAL PROVISIONS	21
	14.1.	Integration / Modification	21
	14.2.	Use of Form Purchase Orders, Invoices and Other Documents	21
	14.3.	Relationship Between the Parties	21
	14.4.	Insurance	22
	14.5.	Non-Waiver	22
	14.6.	Remedies	22
	14.7.	Assignment	19
	14.8.	No Third Party Beneficiaries.	22
	14.9.	Severability	23
	14.10.	Notices	23
	14.11.	Force Majeure.	23
	14.12.	Confidential Relationship.	24
	14.13.	Choice of Law, Forum and Jurisdiction	24
	14.14.	Attorney Fees	21
	14.15.	Captions and Headings.	24
	14.16.	Days	24
	14.17.	Ambiguities.	24
	14.18.	Counterparts	25
	14.19.	Further Assurances	25

APPENDIX A – Products
APPENDIX B – Technical Transfer and Validation Timelines
APPENDIX C – Product Specifications
APPENDIX D – Supplier Facilities
APPENDIX E – Form Certification of Conformance
APPENDIX F – Supplier Technology

iii

MANUFACTURING AND SUPPLY

AGREEMENT

Reference No.: 0005

This Manufacturing and Supply Agreement is effective as of the 10th day of November 2003 (the “Effective Date”), by and between Advanced Medical Optics, Inc., having its principal place of business at 1700 E. St. Andrew Place, P.O. Box 25162, Santa Ana, California 92799-5162 U.S.A. (“AMO”), and Nicholas Piramal India Limited, a Company incorporated under the laws of India, having its principal place of business at 100, Centrepoint, Dr. B. Ambedkar Road, Parel, Mumbai 400 012 (the “Supplier”). As used herein, “AMO” means Advanced Medical Optics Inc together with its Affiliates (as defined herein) and the “Supplier” means Nicholas Piramal India Ltd. with its Affiliates.

Singly as “Party” and collectively as “Parties”.

RECITALS

WHEREAS, the Supplier is engaged in the manufacture, sale and distribution of medical and pharmaceutical devices;

WHEREAS, AMO desires that the Supplier manufacture for, and supply to, AMO and its Affiliates the Products more particularly described in Appendix A attached hereto (the “Products”) upon the terms and conditions contained herein;

WHEREAS, the Supplier desires to manufacture for, and supply to, AMO and its Affiliates the Products more particularly described in Appendix A attached hereto upon the terms and conditions contained herein.

WHEREAS, AMO shall source the products described in Appendix A attached hereto (the “Products”) exclusively from the Supplier.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	DEFINITIONS

1.1.	An “Affiliate” of a person or entity means any individual, sole proprietorship, firm, partnership, corporation, trust, joint venture or other entity, whether de jure or de facto, which directly or indirectly controls, is controlled by or is under common control of such person or entity. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the policies and management of a person or entity, whether by the ownership of stock, by contract or otherwise.

1.2.	“Agreement” means this Manufacturing and Supply Agreement.

1.3.	“AMO” has the meaning given to it in the introductory paragraph to this Agreement.

1.4.	“AMO Technology” means the Product Specifications and all other ideas, concepts, creations, technology, inventions, discoveries, developments, techniques, processes, know-how, drawings, designs, specifications, data, formulas and algorithms related to the Products, and all underlying intellectual property rights therein, including without limitation, all copyrights, trademarks, trade secrets, patents, industrial rights and all other intellectual property rights. The foregoing notwithstanding, “AMO Technology” shall not include Supplier Technology.

1.5.	“AMO Tooling and Equipment” has the meaning given it in Section 2.5.

1.6.	“AMO IP Indemnified Claims” has the meaning given to it in Section 13.3.

1.7.	“AMO General Indemnified Claims” has the meaning given to it in Section 13.2.

1.8.	“Cancellation Claim” has the meaning given it in Section 3.7.

1.9.	“Cancellation Notice” has the meaning given it in Section 3.6.

1.10.	“Cancellation Threshold” has the meaning given in Section 3.7.

1.11.	“Certificate of Conformance” means the form set forth in Appendix E, as the same may be amended from time to time by written agreement of the Parties.

1.12.	“CFR” means the United States Code of Federal Regulations.

1.13.	“cGMPs” means the most recently enacted provisions of 21 CFR 211, 21 CFR 801, 21 CFR 803, 21 CFR 806, 21 CFR 807, 21 CFR 810 and 21 CFR 820 (or their successor provisions), and all sections and subparts thereof.

1.14.	“Commercialization Date” has the meaning of the first delivery of the product by the Supplier and acceptance by AMO.

1.15.	“Confidential Information” has the meaning given to it in Section 12.1.

1.16.	“Configuration Mix Change” has the meaning given to it in Section 3.5.

1.17.	“Date of Delivery” has the meaning given to it in Section 5.1.

1.18.	“Defective Product” means Product that fails to conform to all warranties in this Agreement.

1.19.	“Device History Record” means a compilation of records in accordance with cGMPs containing the production history of finished Products.

1.20.	“Device Master Record” means a compilation of records in accordance with cGMPs containing the procedures and specifications for finished Products.

1.21.	“Discontinued Materials” has the meaning given to it in Section 2.8.

1.22.	“Effective Date” has the meaning given to it in the introductory paragraph to this Agreement.

1.23.	“Engineering Change” means any change to the Product Specifications of a Product.

1.24.	“Engineering Change Order” has the meaning given to it in Section 2.3.

1.25.	“Engineering Change Proposal” has the meaning given to it in Section 2.4.

1.26.	“FDA” means the United States Food and Drug Administration.

1.27.	“F.C.A.” has the meaning given to it in the Incoterms, 2000.

1.28.	“Force Majeure Event” has the meaning given to it in Section 14.11.

1.29.	“General Indemnified Claims” has the meaning given to it in Section 13.1.

1.30.	“Inspection Period” has the meaning given to it in Section 7.2.

1.31.	“IP Indemnified Claims” has the meaning given to it in Section 13.2.

1.32.	“Lot” means Products manufactured as part of a single manufacturing run.

1.33.	“Order Lead Time” means the time from the acceptance of the purchase order by the Supplier in terms of this Agreement until the Shipment Date.

1.34.	“Product” means, the products described in Appendix A, as the same may be amended from time to time by written agreement of the Parties.

1.35.	“Product Family” means a set of related Product models identified in Appendix A.

1.36.	“Product Specifications” means a detailed description of the functional and technical specifications for each Product, including dimensions, drawings, performance characteristics and requirements, Quality Control Tests and instructions relating to the packaging, packing and labeling of each Product. The Product Specifications for each Product as set forth in Appendix C, as the same may be amended from time to time by written agreement of the Parties.

1.37.	“Quality Control Tests” means the quality test protocols for each Product set forth in the Product Specifications.

1.38.	“Quantity Increase/Decrease” has the meaning given it in Section 3.4.

1.39.	“Supplier IP Indemnified Claims” has the meaning given to it in Section 13.4.

1.40.	“Supplier General Indemnified Claims” has the meaning given to it in Section 13.1.

1.41.	“Regulatory Approvals” means any approvals, licenses, registrations or authorizations of any federal, state, local or foreign, regulatory agency, department, bureau or other government entity, necessary for the manufacture, handling, storage, testing, export, import, transport and sale of the Products.

1.42.	“RMA Number” has the meaning given it in Section 7.4.

1.43.	“Root Cause Analysis” means a process to identify the underlying source or cause of nonconforming materials, components or Products.

1.44.	“Shipment Date” means the date or dates specified by AMO or its Affiliates in a purchase order upon which the Products are to be shipped from the F.C.A. point to AMO and its Affiliates.

1.45.	“Supplier” has the meaning given to it in the introductory paragraph to this Agreement.

1.46.	“Supplier Technology” means the items identified in Appendix F.

1.47.	“Warranty Claim Dispute” has the meaning given to it in Section 7.5.

1.48.	“Warranty Period” has the meaning given it in Section 7.1.

2.	MANUFACTURE AND SALE OF PRODUCTS

2.1.	Manufacture and Sale of Products. The Supplier agrees to manufacture for, and sell and deliver to, AMO and its Affiliates such Products as AMO and its Affiliates may from time to time order pursuant to the terms and conditions of this Agreement. During the term of this Agreement, Supplier shall not manufacture the Products, or products which are substantially similar to the Products, for any third party.

2.2.	Manufacturing Standards. Supplier shall manufacture, store, handle, inspect, test, package, label and ship all Products in strict conformity with (i) all applicable Product Specifications; (ii) all applicable cGMPs and all other applicable federal, state and local laws and regulations (and their foreign counterparts); and (iii) all applicable current standards (including all applicable subparts) of ISO 9001 or 9002, EN 46001 or 46002, ISO 13485 or 13488, IEC 60601, EN 60601, UL 2601, CAN/CSA- C22.2 No. 601.1 – M90 and ANSI IPC-A-610 (or any successor provisions of any of the foregoing standards). The Supplier shall not make any change in or deviate in any way from the Product Specifications except pursuant to an approved Engineering Change Order or Engineering Change Proposal as provided in this Agreement.

2.3.	AMO Engineering Change Orders. AMO may from time to time request that the Supplier incorporate an Engineering Change into a Product by delivering an Engineering Change Order to the Supplier. Each Engineering Change Order shall be in writing and shall include a description of the proposed Engineering Change and the proposed effective date of such Engineering Change. Within ***** of receipt of an Engineering Change Order, the Supplier shall provide AMO with a written statement that sets forth: (i) the earliest possible implementation date for the Engineering Change; (ii) any increase or decrease in the cost of the Product subject to the Engineering Change; and (iii) any changes to the Shipment Date for such Product. If a proposed Engineering Change results in a change in the cost of, or Shipment Date for, the Product subject to the Engineering Change, an equitable adjustment shall be made to the price and/or Shipment Date for such Product. The Supplier shall not be obligated to implement an Engineering Change Order until the Parties have agreed, in a writing signed by an authorized representative of each Party, to the changes to the Product Specifications required by the Engineering Change and any changes to the price and/or Shipment Date for the Product subject to the Engineering Change.

2.4.	Supplier Engineering Change Proposals. In support of Supplier’s ongoing efforts to improve efficiency and reduce the costs of manufacturing the Products, the Supplier may from time to time suggest that an Engineering Change be made to a Product by delivering an Engineering Change Proposal to AMO. Each Engineering Change Proposal shall be in writing and shall include a description of the proposed Engineering Change, a description of any improvements in the Product or cost reductions that will result from the Engineering Change and the effect of the Engineering Change, if any, on the price and/or Shipment Date for the Product. Each Engineering Change Proposal shall provide detail sufficient to permit AMO to evaluate the desirability of such Engineering Change. AMO agrees to consider each Engineering Change Proposal it receives from the Supplier, but reserves the right to accept or reject each such Engineering Change Proposal in AMO’s sole discretion. The Supplier shall not implement any Engineering Change Proposal that has not been accepted by AMO in writing. In the event AMO rejects an Engineering Change Proposal, the Supplier agrees to continue to manufacture and deliver the Products as originally specified.

2.5.	Tooling and Equipment. The Supplier shall provide all non-Product specific tooling and equipment at its expense. AMO may purchase for, and provide to, the Supplier certain Product specific tooling and equipment necessary for the manufacture and testing of the Products (“AMO Tooling and Equipment”). All AMO Tooling and Equipment shall be and remain at all times the property of AMO, and shall be kept free of any liens or encumbrances. The Supplier shall use AMO Tooling and Equipment only for the purpose of manufacturing and testing the Products. The Supplier shall be responsible for all maintenance and use of, risk of loss of, and any damage to, all AMO Tooling and Equipment at the Supplier’s sole risk and expense. While any AMO Tooling and Equipment is in the Supplier’s custody or control, the Supplier shall procure and maintain insurance against loss of and damage to such AMO Tooling and Equipment in an amount no less than the then current replacement cost for such AMO Tooling and Equipment, with loss payable to AMO. In the event that any AMO Tooling and Equipment is lost or destroyed for any reason, Supplier shall promptly notify AMO and, upon demand by AMO, shall promptly reimburse AMO for AMO’s cost of acquiring or replacing such AMO Tooling and Equipment. Upon demand by AMO at any time, the Supplier shall promptly return to AMO, at AMO’s expense, any AMO

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Tooling and Equipment in good working condition, ordinary wear and tear excepted. For purposes hereof, “ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practices.

2.6.	Location of Supplier Facilities. The Supplier shall manufacture, test and store all Products only in Supplier facilities located at the address or addresses specified in Appendix D hereto, as the same may be amended from time to time by written agreement of the parties.

2.7.	Vendors. The Supplier shall be responsible for identifying and qualifying all vendors of materials and components necessary to manufacture the Products except for those vendors that AMO specifies in their validated formulations.

2.8.	Discontinued Materials. The Supplier shall be responsible for ensuring the continuity of supply of all materials and components necessary to manufacture the Products. In the event a Vendor intends to discontinue any materials or components necessary to manufacture the Products (“Discontinued Materials”), the Supplier shall give AMO ***** prior written notice before such discontinuance. During the ***** notice period, AMO may require the Supplier to purchase the Discontinued Materials for AMO in such quantities as AMO may require in accordance with the terms of this Agreement. At the end of the ***** notice period, AMO may require placement of a final purchase order for the Discontinued Materials and may stagger the Shipment Dates for such final order over an ***** period following placement of the order. The price for Discontinued Materials shall be Supplier’s cost for such Discontinued Materials immediately prior to Supplier’s notice of discontinuance plus a reasonable markup, which markup shall not to exceed ***** of Supplier’s cost for such Discontinued Materials.

2.9.	Trade Mark. The Supplier shall have the right to affix the AMO name, AMO logo, and AMO trade mark on the Products.

3.	ORDERS, MATERIAL PROCUREMENT AND FORECASTS

3.1.	Purchase Orders. AMO and its Affiliates shall order Products by written purchase orders issued by an authorized employee of AMO or its Affiliates to the Supplier from time to time in accordance with this Agreement. Each purchase order shall specify (i) the Products to be delivered by the Supplier; (ii) the quantity of Products to be delivered by the Supplier; (iii) the address or addresses to which the Products are to be delivered; and (iv) the Shipment Date for the Products. The Order Lead Time for the Products shall be not less than ***** from the date of acceptance the purchase order by the Supplier.

3.2.	Acceptance of Purchase Orders. The Supplier shall accept all purchase orders that comply with the terms and conditions of this Agreement. The Supplier shall have ***** from the date of receipt of each purchase order to reject the purchase order if it does not comply with the terms and conditions of this Agreement. Any rejection by the Supplier

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

must be in writing and must specifically identify the rejected term or terms and proposed changes that would be acceptable to the Supplier. If AMO (or its Affiliate issuing the purchase order) does not receive a written rejection of a purchase order within ***** of its receipt by the Supplier, the purchase order shall be deemed accepted. If the Supplier delivers a written rejection of a purchase order in accordance with this Section 3.2, AMO (or its Affiliate issuing the purchase order) shall, within ***** of its receipt of the written rejection, either confirm the purchase order with the Supplier’s proposed changes or withdraw the purchase order.

3.3.	Delivery Address and Shipment Date Changes. For any purchase order issued in accordance with this Agreement, AMO and its Affiliates may change the delivery address or postpone the Shipment Date for any or all Products ordered, or any quantities thereof, at any time prior to shipment of such Products at no additional charge. Each such delivery address change and Shipment Date change shall be in writing, with reference the purchase order to which it pertains, and shall be effective upon receipt by the Supplier.

3.4.	Order Quantity Increase/Decrease. For any purchase order issued in accordance with this Agreement, AMO and its Affiliates may increase/decrease the quantity of any or all Products ordered (a “Quantity Increase/Decrease”) as follows:

Number of days before Shipment Date	Allowable order quantity Increase / Decrease
*****	0%
*****	up to 50%
*****	no limit

Each Quantity Increase/Decrease shall be in writing, with reference to the purchase order to which it pertains, and shall be effective to the extent of the increase or decrease in quantity upon confirmation in writing by the Supplier. For each Quantity Increase/Decrease issued in accordance with this Section 3.4 and confirmed in writing by the Supplier, the purchase order shall be adjusted by multiplying the unit price of the Products (as set forth in the purchase order) by the increased or decreased number of units of such Products. Neither AMO nor its Affiliates shall be liable for any additional costs or charges resulting from a Quantity Increase/Decrease issued in accordance with this Section 3.4, other than as described in the preceding sentence.

3.5.	Configuration Mix Changes. For any purchase order issued in accordance with this Agreement, AMO and its Affiliates may substitute any Product ordered with one or more other Products within the same Product Family of such Product ordered (a “Configuration Mix Change”) as follows:

Number of days before Shipment Date	Allowable Configuration Mix-Change (per individual Product ordered)
*****	0%
*****	up to 50%
*****	100%

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Each Configuration Mix Change shall be in writing, with reference to the purchase order to which it pertains, and shall be effective upon receipt by the Supplier. For each Configuration Mix Change issued in accordance with this Section 3.5 the purchase order shall be adjusted to reflect the new unit price for each Product substituted in place of the originally ordered Product, if such unit price differs from the unit price of the originally ordered Product. Neither AMO nor its Affiliates shall be liable for any additional costs or charges resulting from a Configuration Mix Change issued in accordance with this Section 3.5, other than as described in the preceding sentence.

3.6.	Cancellation of Purchase Orders. AMO and its Affiliates may cancel all or any portion of any purchase order at any time upon written notice to the Supplier (a “Cancellation Notice”) provided that AMO shall not cancel Purchase Orders of Products which are to be shipped within ***** from the date of receipt of the Cancellation Notice by the Supplier. Upon receipt of each Cancellation Notice, unless otherwise directed by AMO or its Affiliates, the Supplier shall (i) stop all work under the cancelled purchase order, or any cancelled portion thereof, (ii) use its best efforts to cancel all orders for materials and components, and all subcontracts, to the extent they relate to the cancelled purchase order, or any cancelled portion thereof, (iii) use its best efforts to reduce any inventory of materials and components related to the cancelled purchase order, or any cancelled portion thereof, by returning such materials and components for credit or using such materials and components to fulfill any outstanding purchase orders or orders placed by other customers of Supplier, (iv) use its best efforts to sell any remaining inventory of materials and components related to the cancelled purchase order, or any cancelled portion thereof, to the extent such materials and components cannot otherwise be returned for credit or used to fulfill outstanding purchase orders or orders of other customers of Supplier, and (v) place no further orders for materials and components related to the cancelled purchase order, or any cancelled portion thereof.

3.7.	Cancellation Liability. AMO and its Affiliates may cancel all or any portion of any purchase order without liability of any kind, including without limitation payment for lost profits or for reimbursement of material or labor costs or other expenses, as follows:

Number of days before Shipment Date	Quantity of Product (per purchase order) that may be cancelled without liability
*****	0%
*****	up to 50%
*****	up to 100%

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(all of the foregoing percentages, the “Cancellation Threshold”). For any quantity of Products cancelled in excess of the Cancellation Threshold, AMO’s and its Affiliates’ entire liability and the Supplier’s exclusive remedy for such cancellation shall be payment by AMO or its Affiliates to Supplier of a Cancellation Claim as provided herein below. Within ***** from the date of Supplier’s receipt of a Cancellation Notice, the Supplier shall submit a claim to AMO (or its Affiliate, if the Cancellation Notice was issued by such Affiliate), in accordance with generally accepted accounting principals, setting forth the price of any finished Products subject to the cancellation in excess of the Cancellation Threshold, and the following costs, if any, actually incurred by the Supplier as a result of cancellation in excess of the Cancellation Threshold: (i) the cost of work in progress (including labor performed); (ii) the cost of materials and components that could not be returned, reused or sold, (iii) the net loss on the sale of materials and components, and (iv) applicable restocking or cancellation fees charged to the Supplier by material and component vendors in an amount not to exceed ***** of the Supplier’s cost for such returned materials and components (all of the foregoing, a “Cancellation Claim”). All such costs included in a Cancellation Claim shall be at the Supplier’s actual cost without markup or profit. The amount of each Cancellation Claim shall be reduced by (a) any payments made to the Supplier on account of the cancelled purchase order, or any cancelled portion thereof, (b) any claims that AMO or its Affiliates may have against the Supplier, and (c) any net gain on the sale of materials and components as a result of cancellation. In no event shall the amount of any Cancellation Claim exceed the purchase price (as set forth in the applicable purchase order) for the quantities of each Product cancelled, and only to the extent such quantities are in excess of the Cancellation Threshold. The Supplier shall make its premises available to AMO and its Affiliates, and any independent third party designated by AMO or its Affiliates (whose expenses shall be borne by AMO or the Affiliate concerned) and approved by the Supplier (which approval shall not be unreasonably withheld), at any time after the Supplier’s receipt of a Cancellation Notice for the purpose of inspection of the Supplier’s inventory, work in progress, books, records, documents and other evidence bearing on the Cancellation Claim. If the Supplier fails to submit a Cancellation Claim within ***** from the date of the Supplier’s receipt of a Cancellation Notice, AMO (or its Affiliate, if the Cancellation Notice was issued by such Affiliate) may independently determine the Cancellation Claim due the Supplier, if any, and such determination shall be final.

3.8.	Material Procurement. Purchase orders issued by AMO, or its Affiliates, and accepted by the Supplier in accordance with this Agreement shall constitute authorization for the Supplier to procure, using standard purchasing practices, only the materials and components necessary for the manufacture of the Products covered by such purchase order with a Shipment Date of ***** or less. Neither AMO nor its Affiliates shall be liable for any payment of any kind, including without limitation payment for lost profits or for reimbursement of material or labor costs or other expenses, for any materials or components not covered by a purchase order with a Shipment Date of ***** or less (as each such purchase order may be changed or cancelled in accordance with Sections 3.4, 3.5, 3.6 and 3.7 hereof).

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.9.	Forecasts. AMO shall provide the Supplier, on a monthly basis, ***** order forecast for each Product. Each such forecast shall be a non-binding estimate and shall not obligate AMO or its Affiliates to purchase the volume of Products set forth in it.

4.	TESTING, RECORDS AND INSPECTION

4.1.	Quality Control Tests. The Supplier shall perform all applicable Quality Control Tests on each Product prior to shipment to AMO or its Affiliates. Each Lot of Products delivered to AMO or its Affiliates shall be accompanied by a Certificate of Conformance, fully completed by the Supplier, certifying that the Products have passed all applicable Quality Control Tests and fully comply with all Product Specifications.

4.2.	Root Cause Analysis. When nonconforming materials, components or Products are identified during the Supplier’s Quality Control Tests, the Supplier shall, at its sole expense, (i) immediately replace the nonconforming materials, components or Products, and (ii) perform and complete a Root Cause Analysis within ***** after such nonconformity is identified. Upon completion of each Root Cause Analysis, the Supplier shall promptly implement a corrective action plan to prevent further nonconformities, and communicate to AMO, in writing, the results of the Root Cause Analysis and corrective action plan.

4.3.	Records. The Supplier shall keep proper documentation at its facilities of all Device Master Records, Quality Control Tests, Device History Records, Root Cause Analyses and all other required records for each Product. The Supplier shall provide copies of such documentation to AMO or its Affiliates, at the Supplier’s expense, within ***** of request by AMO or its Affiliates.

4.4.	Inspection of Facilities and Records. AMO and its Affiliates, and any independent third party designated by AMO or its Affiliates and approved by the Supplier (which approval shall not be unreasonably withheld), shall have the right, at any time upon at least ***** prior notice, to inspect all facilities at which the Products (or any components therefor) are manufactured, handled, stored, tested, packaged or shipped, and all records related to the Products. The Supplier shall reasonably assist AMO and its Affiliates, and any designated third party, with such inspections. In the event that nonconforming materials, components or Products are identified during such inspections, the Supplier shall, at its sole expense, (i) immediately replace the nonconforming materials, components or Products, and (ii) perform and complete a Root Cause Analysis within ***** after such nonconformity is identified. Upon completion of each Root Cause Analysis, the Supplier shall promptly implement a corrective action plan to prevent further nonconformities, and communicate to AMO, in writing, the results of the Root Cause Analysis and corrective action plan.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

4.5.	Right of Rejection and Revocation. Nothing in this Section 4 shall be deemed to limit the right of AMO and its Affiliates to reject, or revoke acceptance of, deliveries of nonconforming Products.

5.	SHIPMENT OF PRODUCTS

5.1.	Shipment. All Products delivered by the Supplier shall be suitably packed for shipment, labeled for shipment to the address specified in the applicable purchase order and the Supplier shall notify AMO the date on which the Products are ready for delivery F.C.A. point (“Date of Delivery”). All shipments shall be F.C.A. place of manufacturer, at which point all title to, and risk of loss of, the Products shall pass to AMO (or its Affiliate issuing the purchase order). All freight, insurance and other shipping expenses from the F.C.A. point shall be paid by AMO (or its Affiliate issuing the purchase order). The Supplier shall provide auditable proof of shipment to AMO and its Affiliates upon request. The Supplier shall provide reasonable assistance to AMO and its Affiliates, at no charge, in any claim AMO and its Affiliates may make against a carrier or insurer for misdelivery, loss or damage to Products.

5.2.	On Time Shipment. The Supplier shall ship all Products from the F.C.A. point on the Shipment Dates specified in the purchase orders, using such carriers as AMO and its Affiliates may designate in the purchase orders or otherwise in writing to the Supplier. The Supplier acknowledges and agrees that time is of the essence as to Shipment Dates.

5.3.	Early Shipment. Any Products shipped from the F.C.A. point to AMO or its Affiliates more than ***** prior to the applicable Shipment Date may be returned to the Supplier for re-shipment on the Shipment Date or stored by AMO or its Affiliates, and the Supplier shall promptly reimburse AMO or its Affiliates in the full amount of any and all loss, damage or expense resulting from the storage and/or return of such Products.

5.4.	Delayed Shipment. The Supplier agrees to promptly notify AMO (or its Affiliate issuing the purchase order) in writing of any delay, or possibility of delay, in the shipment of Products and the cause and extent of such delay. Without limiting any other rights or remedies available to AMO and its Affiliates hereunder or under applicable law, in the event the Supplier fails to ship any Products within ***** after the applicable Shipment Date, AMO and its Affiliates may, in their sole discretion do either of the following:

(i)	AMO and its Affiliates may cancel the purchase order as to such Products without charge or penalty, and in shall be entitled to “cover” by purchasing a like quantity of substantially similar products or parts in substitution for those due from the Supplier. The Supplier shall credit AMO and its Affiliates the difference between the cost of cover and the purchase order price, together with any incidental and consequential damages incurred by AMO and its Affiliates in connection with such cancellation, including without limitation additional shipping costs.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(ii)	AMO and its Affiliates may accept delivery of such Products and reduce the price to be paid for such Products for purposes of that purchase order as follows:

Shipment Delay Beyond Applicable Shipment Date	Discount to Price
*****	5%
*****	10%
*****	15%

The amount of foregoing price discounts shall be deducted by AMO and its Affiliates from the invoice for such Products.

6.	PRICE AND TERMS OF PAYMENT

6.1.	Price. The unit price for each Product is set forth in Appendix A. *****. All prices for the Products are ***** inclusive of all packaging and labeling costs. The price payable by AMO and its Affiliates for any Products ordered shall be the price in effect under this Agreement as of the date of the applicable purchase order. For any new Product to be added to Appendix A after the Effective Date, the Parties shall negotiate in good faith a reasonable unit price for such new Product. No additional charges or costs of any kind will be payable by AMO or its Affiliates, unless specifically agreed to by AMO or its Affiliates in writing in advance of the charge or cost being incurred by the Supplier.

6.2.	Cost Reductions. The Supplier will make best efforts to achieve year over year cost savings through productivity improvements, Engineering Changes, alternate sources for materials and components and other cost saving measures, and to pass on such cost savings to AMO and its Affiliates through a reduction in the price of the Products as and when such cost savings are realized. Provided however that with a view to give incentives to the Supplier, where the cost reductions are achieved because of Supplier Engineering Change Proposals or because of the efforts of the Supplier in identifying alternate sources for materials and components, productivity improvements etc., the Supplier shall be required to pass on only ***** of such cost savings to AMO and its Affiliates.

6.3.	Meeting Competition. If the price charged by a third party supplier (not affiliated with AMO) for a product or part, which is substantially similar to a Product and sold on substantially similar terms and conditions as this Agreement, is more than ***** less than the price hereunder, and if AMO furnishes Supplier with written proof of such a bona fide offer by such third party supplier at such lower price, then Supplier shall make best efforts to assist AMO to meet competitive pricing.

6.4.	Most Favored Customer. Supplier represents that the prices for the Products are the lowest prices charged to any customer of Supplier purchasing substantially similar

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

products on substantially similar terms and conditions as this Agreement. If the Supplier sells, supplies or offers any product substantially similar to a Product, on substantially similar terms and conditions as this Agreement, to any other purchaser at a lesser price than the price hereunder, Supplier shall immediately inform AMO, and AMO and its Affiliates shall be entitled to such lesser price effective as of the date of such sale, supply or offer.

6.5.	Invoices. For each shipment of Products ordered by AMO and its Affiliates, the Supplier shall issue an individual invoice in U.S. Dollars to AMO (or its Affiliate issuing the purchase order) no sooner than the Date of Delivery for such Products. Each invoice shall reference the purchase order to which it pertains and shall be accompanied by auditable proof of delivery. The Supplier may use its standard invoice forms, provided that any terms and conditions contained in such invoice forms that conflict with, vary from, or supplement the terms of this Agreement shall be null and void, and the terms of this Agreement shall govern.

6.6.	Payment. AMO and its Affiliates shall pay all invoices delivered under this Agreement within ***** of the date of receipt of the invoice or applicable Products, whichever is later.

6.7.	Exchange Rate Fluctuation. If the average of the exchange rates of ***** on the last business day of each month of a calendar quarter varies from the base exchange rate of ***** per ***** (used in pricing) by more than ***** during a period of ***** years from the Commercialization Date and by more than ***** for the remaining period of this Agreement, then the Supplier shall debit or credit the difference in excess of ***** as the case may be, on Product shipped during the same calendar quarter within ***** following the end of the quarter.

7.	WARRANTY AND TECHNICAL SUPPORT

7.1.	Product Warranty. All Products supplied under this Agreement by the Supplier shall be manufactured, stored, handled, inspected, tested, packaged, labeled and shipped in strict conformity with (i) all applicable Product Specifications; (ii) all applicable cGMPs and all other applicable federal, state and local laws and regulations (and their foreign counterparts); and (iii) all applicable current standards (including all applicable subparts) of ISO 9001 or 9002, EN 46001 or 46002, ISO 13485 or 13488, IEC 60601, EN 60601, UL 2601, CAN/CSA-C22.2 No. 601.1-M90 and ANSI IPC-A-610 (or any successor provisions of any of the foregoing standards). The Supplier warrants that, for a period of ***** from the date of manufacture, ***** whichever is later, (the “Warranty Period”), all Products, and all materials and components therefor, supplied under this Agreement shall (a) conform with all applicable Product Specifications and all applicable laws and regulations, (b) be of good and merchantable quality, free from defects in materials and workmanship, (c) be fit for their intended purposes, and (d) not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug, and Cosmetic Act, as amended. The foregoing notwithstanding, the Warranty Period for Discontinued

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Materials shall be ***** from the date of receipt by AMO or its Affiliates or the Product expiration date, whichever is later.

7.2.	Inspection Period/Defective Product. Within ***** days from the date of receipt by AMO and its Affiliates (the “Inspection Period”), AMO and its Affiliates may reject and return to the Supplier any Defective Products, or all of a given Lot of Products if the Lot contains a statistically significant sample of Defective Units. If the results of the tests conducted by AMO are disputed by the Supplier, the parties shall refer the dispute to an independent laboratory for testing. The decision of the said laboratory shall be final and binding. The cost of testing will be borne by the Party whose contention is not upheld by the said laboratory.

7.3.	Replacement of Defective Products. In the case of rejection during the Inspection Period in terms of clause 7.2, the Supplier shall endeavor to replace the Defective Products with new Products and ship the replacement Products to AMO and its Affiliates as early as possible but not later than ***** after the Supplier’s receipt of the Defective Products. All replacement Products furnished by the Supplier pursuant to this Section 7.3 shall be ***** . During the Warranty Period, AMO and its Affiliates may replace Defective Product from their inventory. For each Defective Product replaced by AMO and its Affiliates during the Warranty Period, AMO and its Affiliates shall, within ***** of such replacement, send a warranty claim report to Supplier describing in reasonable detail the nonconformance in the Defective Products and all shipping costs incurred in connection with such Defective Products. Upon receipt of the warranty claim report, Supplier shall promptly supply replacement Products free of charge (to include shipping costs) or credit or reimburse AMO and its Affiliates for the total amount excluding the shipping costs set forth in the warranty claim report.

7.4.	RMA Procedure. All Defective Products returned to the Supplier by AMO and its Affiliates in accordance with Section 7.2 and 7.3 hereof shall (i) specify whether the Defective Product is being returned for replacement or for analysis, and (ii) include a Return Merchandise Authorization Number (a “RMA Number”) on the outside packaging of such returned Defective Product. AMO and its Affiliates may request RMA Numbers from the Supplier over the telephone and, for each such telephonic request, the Supplier shall immediately issue the RMA Numbers to AMO and its Affiliates. Additionally, from time to time upon request by AMO and its Affiliates, the Supplier shall issue blocks of RMA Numbers to be used by AMO and its Affiliates for future returns of Defective Units.

7.5.	Root Cause Analysis. When Defective Products are returned to the Supplier during the Warranty Period in accordance with Sections 7.3 hereof, the Supplier shall, at its sole expense, perform and complete a Root Cause Analysis within ***** after receipt of the Defective Products. Upon completion of each Root Cause Analysis, the Supplier shall promptly implement a corrective action plan to prevent further nonconformities, and communicate to AMO, in writing, the results of the Root Cause Analysis and corrective action plan.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.6.	Technical Support. The Supplier shall provide AMO and its Affiliates, at no additional cost, with such technical support and assistance related to the Products as AMO and its Affiliates may request from time to time.

8.	TERM AND TERMINATION

8.1.	Term. The initial term of this Agreement shall commence on the Effective Date and continue for five (5) years from the Commercialization Date. After the initial term, this Agreement shall renew for two (2) consecutive one year periods, unless either party notifies the other in writing of its intent to terminate no later than ***** prior to the end of the initial term or renewal period.

8.2.	Termination for Breach. Either Party may, at its option, terminate this Agreement, effective immediately upon delivery of notice to the other Party, if the other Party has materially breached any provision of this Agreement and has failed to cure such breach to the reasonable satisfaction of the non-breaching Party within ***** of delivery of written notice from the non-breaching Party describing the breach. Any deviation by Supplier from the timelines set forth in Appendix B shall be considered a material breach hereunder, unless such deviation is solely due to a delay by AMO or a Force Majeure Event. Notwithstanding the foregoing, either Party may terminate this Agreement effective immediately upon delivery of notice to the other Party, without opportunity to cure, if the other Party is in breach of its confidentiality obligations set forth in Section 12 hereof.

8.3.	Termination for Insolvency. Either Party may terminate this Agreement immediately upon delivery of written notice to the other Party, without opportunity to cure, if the other Party (i) is liquidated, dissolved, ceases to do business or otherwise terminates its business operations; (ii) becomes insolvent; (iii) makes a general assignment for the benefit of creditors; or (iv) institutes or has instituted against it any proceeding under any law relating to bankruptcy or insolvency or a receiver or trustee is appointed for all or a substantial part of its assets, and such proceeding or appointment is not dismissed or discharged within *****.

8.4.	Effect of Expiration or Termination. Expiration or termination of this Agreement, for whatever reason, shall not affect the obligations of either Party that exist as of the date of expiration or termination, and shall not act as a waiver or release of any breach of this Agreement. Neither Party shall incur any liability whatsoever for any damage, loss or expense of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any expiration or termination of this Agreement in accordance with the terms of this Agreement whether or not such Party is aware of any such damage, loss or expense, and notwithstanding any laws to the contrary.

8.5.	Right to Purchase. Upon expiration or termination of this Agreement, AMO shall have the right, but not the obligation, to purchase some or all of the Supplier’s remaining inventory of finished Products at the prices set forth in Appendix A. In addition, upon expiration or termination of this Agreement, AMO shall have the right, but not the

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

obligation, to purchase some or all of the Supplier’s remaining inventory of materials and components for the Products at the Supplier’s cost.

8.6.	Duty to Manufacture. Notwithstanding any expiration or termination of this Agreement (other than termination by the Supplier pursuant to Section 8.2 or 8.3 hereof), the Supplier shall manufacture, fulfill and ship all Products ordered by AMO and its Affiliates prior to the date of expiration or termination of this Agreement.

8.7.	Return of Confidential Information. Within ***** after all Products ordered by AMO and its Affiliates prior to the date of expiration or termination of this Agreement have been manufactured and shipped to AMO and its Affiliates, the Supplier shall return to AMO all Confidential Information of AMO and an officer of the Supplier shall certify in writing to AMO that the Supplier has complied with the requirements of this sentence.

8.8.	Survival. Sections 3.8, 4.3, 7.1, 7.2, 7.3, 7.4, 7.5, 8.4, 8.5, 8.6, 8.7, 8.8, 9.1, 10.4, 10.5, 11, 12 13 and 14 shall survive expiration or termination of this Agreement.

9.	REPRESENTATIONS AND WARRANTIES

9.1.	General Representations. The Supplier represents and warrants that: (i) the Supplier has the full power to enter into this Agreement and to perform its obligations hereunder; (ii) the Supplier’s employees performing any work hereunder shall have the proper skill, training and background so as to be able to perform such work in a competent and professional manner; and (iii) AMO and its Affiliates shall receive free, good and clear title to all Products supplied hereunder.

9.2.	Quality Management System Certifications. The Supplier represents and warrants that it has, and at all times during the term of this Agreement will have, a quality management system certified to the following standards (or any successor provisions thereof): (i) ISO 9001 or 9002, (ii) EN 46001 or 46002, and (iii) ISO 13485 or 13488 (certified by a Standards Council of Canada accredited Canadian Medical Devices Conformity Assessment System registrar).

9.3.	Legal and Regulatory Compliance. The Supplier represents and warrants that it is, and at all times during the term of this Agreement will be, in full compliance with all federal, state, local laws, regulations and standards (and their foreign counterparts) as each may be amended or superceded, applicable to this Agreement and the work performed hereunder, including without limitation: (i) the U.S. Federal Food, Drug, and Cosmetics Act; (ii) cGMPs; and (iii) ISO 9001 or 9002, EN 46001 or 46002, and ISO 13485 or 13488. The Supplier further represents and warrants that its facilities hold, and will hold, all necessary federal, ,state, local and other foreign governmental permits and licenses required for the Supplier to manufacture, handle, store, test, export, import, transport and sell the Products.

9.4.	AMO. AMO has the full power to enter into this Agreement and to perform its obligations under this Agreement.

10.	REGULATORY

10.1.	Government Approvals. Unless otherwise agreed to by the Parties in writing,***** shall be solely responsible for obtaining and maintaining all Regulatory Approvals, and any related filings therefor, required in order for the Supplier to sell the Products to AMO. ***** shall be responsible for obtaining and maintaining all Regulatory Approvals, and any related filings therefor required for the sale and distribution of the Products world wide. Each Party shall provide all reasonable assistance to the other in these efforts. ***** shall be responsible for maintaining complaint files and for submitting appropriate reports to the Supplier, the FDA and all other regulatory agencies as appropriate.

10.2.	Regulatory Inquiries. Each Party shall promptly inform the other of the existence and substance of any inquiry or investigation related to the Products initiated by any government authority or certification agency. The existence of any such inquiry or investigation shall not alone constitute a breach of this Agreement or excuse any performance due under this Agreement.

10.3.	Regulatory Inspections. The Supplier shall permit all governmental authorities and certification agencies the reasonable right to inspect all facilities at which the Products (or any components therefor) are manufactured, handled, stored, tested, packaged or shipped, and all records related to the Products. The Supplier shall reasonably assist such governmental authorities and certification agencies with such inspections. The Supplier shall promptly notify AMO of all such inspections related to or affecting the Products, and shall use reasonable efforts to provide AMO the opportunity to be present at such inspections. The Supplier shall provide to AMO, within ***** of its submission or receipt by the Supplier, a copy of all letters, documents and similar instruments related to the Products, which the Supplier submits to or receives from any governmental authority or certification agency, including all ISO Audit Observations and FDA Warning Letters and Form 483s. The Supplier shall immediately correct any deficiencies identified by any governmental authority or certification agency.

10.4.	Product Complaints / Reports. *****shall be responsible for handling all complaints and inquiries related to the Products, and any reporting requirements related thereto. Either Party shall promptly provide to the other any information received by it regarding real or potential deficiencies or defects in the Products and any information that might otherwise constitute a complaint about the Products or would reasonably be considered material to the safety of the Products for their intended use. Each Party shall reasonably cooperate with the other in sharing any information that may constitute a complaint related to the Products and shall designate a representative responsible for the exchange of such information and all other regulatory information required to be shared under this Agreement.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.5.	Recalls. AMO shall have the sole authority to declare a recall of, or take a field corrective action to, any Products if AMO believes that there is a potential significant health hazard or non-compliance with applicable government regulations. The Supplier agrees ***** related to any recall or field corrective action, provided that such recall or field corrective action is attributable to a breach of any of the Supplier’s warranties under this Agreement. In the case of any recall attributable to a breach of the Supplier’s warranties under this Agreement, AMO shall return to Supplier, ***** all defective Products recovered, and the Supplier shall immediately rework, repair or replace such defective Products and ship a replacement to AMO on an expedited basis, *****.

11.	PROPRIETARY RIGHTS

11.1.	AMO Technology. AMO individually, or through its Affiliates, is the sole and exclusive owner of all AMO Technology. The Supplier agrees to promptly disclose to AMO all AMO Technology conceived, created or reduced to practice by or on behalf of the Supplier hereunder and to furnish to AMO all documentation and other tangible materials comprising or containing such AMO Technology as and when such materials come into existence. All worldwide right, title and interest in and to all AMO Technology conceived, created or reduced to practice by or on behalf of the Supplier hereunder are hereby continuously assigned to AMO as and when such AMO Technology comes into existence, regardless of whether or not such AMO Technology has been delivered to AMO. No AMO Technology is being assigned, licensed or otherwise transferred to Supplier hereunder and the Supplier agrees that it has no rights in or to AMO Technology. The Supplier shall not take or cooperate in any action or threatened action which might in any way impair or attack the rights or interests of AMO, its Affiliates, licensees or assignees in the AMO Technology.

11.2.	Assistance. The Supplier agrees to cooperate with AMO or its designee(s), both during and after the term of this Agreement, in applying for, obtaining, perfecting, evidencing, sustaining and enforcing AMO’s rights in and to AMO Technology in all jurisdictions world-wide, including, without limitation, executing such written instruments as may be prepared by AMO and doing such other acts as may be necessary in the reasonable opinion of AMO to obtain a patent, register a copyright, or otherwise enforce AMO’s rights in the AMO Technology world-wide; provided, however, that ***** by the Supplier in complying with the terms of this Section 11.2. For the limited purpose of fulfilling the objectives of this Section 12.2, the Supplier hereby irrevocably appoints AMO and any of its officers and agents as their attorney in fact to act for and on Supplier’s behalf and instead of the Supplier, with the same legal force and effect as if executed by the Supplier.

11.3.	Supplier Technology. The Supplier is the sole and exclusive owner of all Supplier Technology, and all rights in and to the Supplier Technology shall continue to vest in the Supplier.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.	CONFIDENTIALITY

12.1.	Confidential Information. For purposes of this Agreement, “Confidential Information” means any information disclosed by either Party to the other Party, either directly or indirectly, in writing, orally or by inspection of tangible objects, which is confidential, trade secret or proprietary to the disclosing Party or any third party that has furnished it to the disclosing Party. Without limiting the generality of the foregoing, Confidential Information of AMO shall specifically include all (i) AMO Technology; (ii) information, in whatever form, of a technical nature, including without limitation ideas, concepts, creations, technology, inventions, discoveries, developments, techniques, processes, know-how, drawings, designs, specifications, data, formulas and algorithms; and (iii) information, in whatever form, of a business nature, including without limitation, business plans and forecasts, marketing and sales plans and forecasts, methods of operation, products, customers, vendors, budgets and financial statements and forecasts.

12.2.	Restrictions on Use and Disclosure of Confidential Information. The Parties agree during the term of this Agreement and all times thereafter (i) to hold the Confidential Information of the disclosing Party in trust and strictest confidence; (ii) to use the Confidential Information of the disclosing Party only for the benefit of the disclosing Party; (iii) not to use the Confidential Information of the disclosing Party in any manner or for any purpose not expressly set forth in this Agreement; (iv) to reproduce the Confidential Information of the disclosing Party only to the extent reasonably required to fulfill the receiving Party’s obligations hereunder; (v) to keep the Confidential Information of the disclosing Party locked in a secure facility when not in use; and (vi) not to disclose, deliver, provide, disseminate or otherwise make available, directly or indirectly, any Confidential Information of the disclosing Party to any third party without first obtaining the disclosing Party’s express written consent on a case-by-case basis. The Parties shall disclose the Confidential Information of the disclosing Party only to such employees who have a need to know such Confidential Information. Each Party shall take at least the same degree of care that it uses to protect its own most highly confidential and proprietary information of similar nature and importance (but in no event less than reasonable care) to protect the confidentiality and avoid the unauthorized use, disclosure, publication or dissemination of the Confidential Information of the disclosing Party.

12.3.	Exclusions. The foregoing obligations in Section 12.2 shall not apply to any Confidential Information to the extent the Party receiving such Confidential Information can prove such Confidential Information (i) was publicly known and generally available in the public domain prior to the time of disclosure by the disclosing Party; (ii) becomes publicly known and generally available in the public domain through no act or omission of the receiving Party; (iii) was rightfully known by the receiving Party, without restriction, prior to the time of first disclosure by the disclosing Party; (iv) was independently developed by the receiving Party without the use of the Confidential Information; or (v) was rightfully obtained by receiving Party, without restriction, from a third party who has the right to make such disclosure and without breach of any duty of confidentiality to the disclosing Party. In addition, a Party receiving Confidential Information may disclose such Confidential Information to the extent such Party is required by law to disclose such Confidential Information, provided that such Party shall first give reasonable advance notice of such compelled disclosure to disclosing Party, and shall cooperate with the disclosing Party in connection with any efforts to prevent or limit the scope of such disclosure and/or use of the Confidential Information.

13.	INDEMNIFICATION

13.1.	General Indemnity by the Supplier. The Supplier shall indemnify, hold harmless and defend AMO and its Affiliates, successors and assigns, and their respective officers, directors, employees and agents, from any and all claims, losses, liabilities, damages, judgments, penalties, settlements, expenses and costs, including without limitation reasonable attorneys fees, professional fees and court costs, brought by third parties, for personal injury, death or damage to real or personal property arising out of or related to the Supplier’s negligence, willful misconduct or omission or breach of any the Supplier warranties under this Agreement (all of the foregoing, “Supplier General Indemnified Claims”). AMO shall promptly notify the Supplier of any Supplier General Indemnified Claims; provided, however, that the failure to give such notice shall not relieve the Supplier of the Supplier’s obligations hereunder, except to the extent that the Supplier is actually and materially prejudiced by such failure. The Supplier shall not settle any Supplier General Indemnified Claims without the prior written approval of AMO, which approval shall not be unreasonably withheld or delayed. AMO shall have the right, but not the obligation, to participate in the defense of any Supplier General Indemnified Claim at its sole expense through counsel of its choosing without forfeiting, reducing or otherwise affecting AMO’s right to indemnification hereunder.

13.2.	General Indemnity by AMO: AMO shall indemnify, hold harmless and defend the Supplier and its Affiliates, successors and assigns, and their respective officers, directors, employees and agents, from any and all claims, losses, liabilities, damages, judgments, penalties, settlements, expenses and costs, including without limitation reasonable attorneys fees, professional fees and court costs, brought by third parties for ***** (all of the foregoing, “AMO General Indemnified Claims”). The Supplier shall promptly notify AMO of any AMO General Indemnified Claims; provided, however, that the failure to give such notice shall not relieve AMO of AMO’s obligations hereunder, except to the extent that AMO is actually and materially prejudiced by such failure. AMO shall not settle any AMO General Indemnified Claims without the prior written approval of the Supplier, which approval shall not be unreasonably withheld or delayed. The Supplier shall have the right, but not the obligation, to participate in the defense of any AMO General Indemnified Claim at its sole expense through counsel of its choosing without forfeiting, reducing or otherwise affecting the Supplier’s right to indemnification hereunder.

13.3.	Intellectual Property Indemnity by AMO. AMO shall indemnify, hold harmless and defend the Supplier and its Affiliates, successors and assigns, and their respective officers, directors, employees and agents, from any and all claims, losses, liabilities, damages, judgments, penalties, settlements, expenses and costs, including without limitation reasonable attorneys fees, professional fees and court costs, brought by third parties arising out of or related to a claim that ***** IP Indemnified Claims”). The

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Supplier shall promptly notify the Supplier of any AMO IP Indemnified Claims; provided, however, that the failure to give such notice shall not relieve AMO of AMO’s obligations hereunder, except to the extent that AMO is actually and materially prejudiced by such failure. AMO shall not settle any AMO IP Indemnified Claims without the prior written approval of the Supplier, which approval shall not be unreasonably withheld or delayed. The Supplier’s shall have the right, but not the obligation, to participate in the defense of any AMO IP Indemnified Claim at its sole expense through counsel of its choosing without forfeiting, reducing or otherwise affecting the Supplier’s right to indemnification hereunder.

13.4.	Intellectual Property Indemnity by Supplier. The Supplier shall indemnify, hold harmless and defend AMO and its Affiliates, successors and assigns, and their respective officers, directors, employees and agents, from any and all claims, losses, liabilities, damages, judgments, penalties, settlements, expenses and costs, including without limitation reasonable attorneys fees, professional fees and court costs, brought by third parties, arising out of or related a claim that any Product (to the extent such Product was designed by the Supplier) or Product Specifications (to the extent such Product Specifications were provided by Supplier) infringe any copyright, patent, trademark, trade secret or other personal or proprietary right held by any third party (all of the foregoing, “Supplier IP Indemnified Claims”). AMO shall promptly notify the Supplier of any Supplier IP Indemnified Claims; provided, however, that the failure to give such notice shall not relieve the Supplier of the Supplier’s obligations hereunder, except to the extent that Supplier is actually and materially prejudiced by such failure. The Supplier shall not settle any Supplier IP Indemnified Claims without the prior written approval of AMO, which approval shall not be unreasonably withheld or delayed. AMO shall have the right, but not the obligation, to participate in the defense of any Supplier IP Indemnified Claim at its sole expense through counsel of its choosing without forfeiting, reducing or otherwise affecting AMO’s right to indemnification hereunder.

14.	GENERAL PROVISIONS

14.1.	Integration / Modification. This Agreement is both a final expression of the Parties’ Agreement and a complete and exclusive statement with respect to all of its terms. The Appendices referred to in this Agreement are incorporated herein and made a part of this Agreement by this reference. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written or otherwise, concerning any and all matters contained herein. No trade customs, courses of dealing or courses of performance by the Parties shall be relevant to modify, supplement or explain any term or terms used in this Agreement. This Agreement may be modified or supplemented only in a writing expressly stated for such purpose and signed by the Parties to this Agreement.

14.2.	Use of Form Purchase Orders, Invoices and Other Documents. It is expressly understood and agreed that sales of the Products to AMO shall be subject to the provisions of this Agreement only, and any terms and conditions contained in AMO’s purchase orders or the Supplier’s sales confirmations, invoices or other documents that conflict with, vary from, or supplement the terms of this Agreement shall be null and void, and the terms of this Agreement shall govern.

14.3.	Relationship Between the Parties. The relationship between AMO and the Supplier shall be that of independent contractors. Nothing contained in this Agreement shall be construed to create a partnership, joint venture or agency relationship between AMO and the Supplier. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, liability, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.

14.4.	Insurance. Supplier shall obtain and keep in force a commercial general liability policy, and any necessary umbrella/excess liability insurance policies, providing a combined single limit of ***** per occurrence with an aggregate limit of not less than*****. Supplier shall name AMO as an additional insured on such policy or policies of insurance, subject to approval of regulatory authorities in India. The Supplier agrees to maintain the said policy with a financially sound admitted carrier. Supplier shall, prior to the Effective Date of this Agreement, deliver to AMO valid certificates of insurance or copies of insurance binder evidencing the existence and amounts of the required insurance. Such certificates shall reflect that AMO is named as an additional insured on Supplier’s insurance policy. No such policy shall be cancelable or subject to significant or material modification except after ***** prior written notice to AMO. Supplier shall promptly issue renewal certificates of insurance or copies of insurance binders to AMO on or prior to the termination or expiration of each insurance policy.

14.5.	Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance.

14.6.	Remedies. Except as otherwise expressly provided herein, no remedy in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available at law, equity or otherwise.

14.7.	Assignment. Neither Party shall have the right to, and each party covenants that it will not, assign or delegate this Agreement or any of its rights, duties or obligations hereunder without the prior written consent of the other party. The foregoing notwithstanding, AMO shall have the right to assign this Agreement without the consent of Supplier to any parent or subsidiary, any entity which results from a merger or consolidation with AMO or any person or entity which acquires all or substantially all the assets of AMO related to this Agreement, provided AMO gives Supplier notice of such assignment and such person or entity assumes all the obligations of AMO under this Agreement. Any assignment, delegation or transfer, or attempt at the same, in violation of the foregoing shall be void and without effect.

14.8.	No Third Party Beneficiaries. This Agreement is neither expressly nor impliedly made for the benefit of any Party other than those executing it.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.9.	Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable or illegal by a court of competent jurisdiction, such adjudication shall not affect or impair, in whole or in part, the validity, enforceability or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated, unenforceable or illegal part.

14.10.	Notices. Any notice to be given under this Agreement shall be in writing and shall be presumptively deemed given (i) when personally delivered or: (ii) when sent by facsimile, with confirmation of receipt or: (iii) one (1) day after having been sent by commercial overnight courier with written verification of receipt; or (iv) seven (7) Days after having been sent by registered or certified mail, return receipt requested, proper postage prepaid. All such notices shall be addressed to the receiving Party at the address or addresses set forth below or at such other addresses as either Party may specify from time to time by written notice in accordance herewith.

If to Supplier, notices must be addressed to:

Nicholas Piramal India Limited

100 Centre Point, Dr B.A. Ambedkar Road,

Parel, Mumbai 400012

INDIA

Attention: Mr. N Santhanam

Chief Financial Officer, NPIL

Fax: +9122 24139536

If to AMO, notices must be addressed to:

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705 U.S.A.

Attention: Russ Rinella and Peter Nolan

Fax: 714-247-8735

With a copy to:

Advanced Medical Optics, Inc.

1700 E. St. Andrew Place

Santa Ana, California 92705 U.S.A.

Attention: General Counsel

Fax: (714) 247-8679

14.11.	Force Majeure. Neither Party shall be liable for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including without limitation Acts of God, fire, flood, earthquake or other natural forces, war, civil unrest, actions or decrees of governmental bodies, accident, casualty, freight embargoes, worldwide shortage of raw materials or equipment, failure or delay by vendors or labor disputes (a “Force Majeure Event”). Such excuse from liability shall be effective only to the extent and duration of the Force

Majeure Event and provided that the affected Party has not caused such Force Majeure Event to occur. Notice of a Force Majeure Event must be given to the other Party within ten (10) working days after its occurrence. All Shipment Dates under this Agreement that have been affected by a Force Majeure Event shall be tolled for the duration of such Force Majeure Event. If the Force Majeure Event continues for more than *****, the Party whose performance is not affected by the Force Majeure Event shall have the right, effective immediately upon written notice, to cancel any or all outstanding purchase orders and/or terminate this Agreement.

14.12.	Confidential Relationship. The Supplier shall not use the name or trademarks of AMO or its Affiliates, directly or indirectly, in any press release, advertisement, endorsement or any other form of publicity without the prior written consent of AMO. The Supplier shall not, without the prior written consent of AMO, disclose the existence of this Agreement or any terms and conditions of this Agreement, except: (i) as may be required to implement or enforce the terms of this Agreement, (ii) as may be required by legal proceedings or law, and (iii) in confidence to the Supplier’s accountants and attorneys.

14.13.	Choice of Law, Forum and Jurisdiction. This Agreement shall be governed by and construed both as to validity and performance in accordance with English law without prejudice to its conflict of laws rules. In the event of a dispute the Parties agree first to negotiate amicably for settlement of all such disputes. If a dispute cannot be resolved through negotiation, it will be referred for arbitration under the rules of conciliation and arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The place of arbitration will be London, U.K. The arbitration shall be held in the English language.

14.14.	Attorney Fees. In the event any litigation or other proceeding is brought by either Party arising out of or relating to this Agreement, the prevailing Party in such litigation or other proceeding shall be entitled to recover from the other Party all costs, attorney fees, professional fees and other expenses incurred by such prevailing Party in such litigation or proceeding.

14.15.	Captions and Headings. The captions and section and paragraph headings used in this Agreement are inserted solely for convenience and ease of reference and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction.

14.16.	Days. All references to days in this Agreement shall mean calendar days, unless otherwise specified.

14.17.	Ambiguities. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, regardless of which Party may be deemed to have caused the ambiguity or uncertainty to exist.

***** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.18.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original document and all of which together shall be deemed one instrument.

14.19.	Further Assurances. Each Party to this Agreement shall, at its own expense, furnish, execute, and deliver all documents and take all actions as may reasonably be required to effect the terms and purposes of this Agreement.

IN WITNESS WHEREOF, the Parties, intending to be bound hereby, have executed this Agreement as of the date first set forth above.

ADVANCED MEDICAL OPTICS, INC.		NICHOLAS PIRAMAL INDIA LIMITED

By:	/s/ JAMES V. MAZZO	By:	/s/ SWATI A. PIRAMAL

Name:	JAMES V. MAZZO	Name:	DR. SWATI A. PIRAMAL

Title:	President and Chief Executive Officer	Title:	Director

Date:	November 17, 03	Date:	November 19, 03